Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in the post-effective amendment to Form S-1 on Form S-3 (POS AM) relating to Registration No. 333-251042 of SOC Telemed, Inc. of our report dated March 19, 2021, relating to the combined financial statements of Access Physicians Management Services Organization, LLC and Affiliated Companies. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Huselton, Morgan & Maultsby, P.C.

Dallas, Texas

December 7, 2021